EXHIBIT 23.2


                  INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in this Registration Statement of Heartland Financial USA, Inc. and Heartland Financial USA, Inc. 1993 Stock Option Plan on Form S-8 of our report dated February 4, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for investments) appearing in and incorporated by reference in the Annual report on Form 10-K of Heartland Financial USA, Inc. for the year ended December 31, 1995.




/s/ Deloitte & Touche LLP

June 18, 1996